UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2016

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On June 10, 2016, Stuart B. Brown notified Red Robin Gourmet Burgers, Inc. (the “Company”) of his intent to resign as Executive Vice President and Chief Financial Officer to pursue other opportunities. His resignation is effective as of July 15, 2016.  Mr. Brown has indicated that he intends to assist in the transition of the Chief Financial Officer role until his departure from the Company.  Mr. Brown’s departure is not related to any disagreement with the Company’s accounting, operating policies or practices.

(c)                                  On June 14, 2016, the Company announced the appointment of Terry Harryman as Interim Chief Financial Officer. Effective immediately following Mr. Brown’s departure on July 15, 2016, Mr. Harryman will assume the duties of the Company’s principal financial officer while the Company conducts a comprehensive search to assess internal and external candidates for the Chief Financial Officer position.

Prior to his appointment as Interim Chief Financial Officer, Mr. Harryman, age 51, has served, and will continue to serve following his appointment, as the Company’s Vice President, Chief Accounting Officer (principal accounting officer), and Controller since October 2012. He has 20 years of experience leading accounting, tax, and payroll functions. Before joining the Company, Mr. Harryman served as Vice President and Controller for Sonic Corp. from January 2008 to October 2012. He served in various tax, treasury, and controller roles at Sonic beginning in 1996. There are no reportable family relationships or related person transactions involving the Company and Mr. Harryman.

In connection with his appointment as Interim Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors has approved the following compensation for Mr. Harryman:  (i) an annual base salary of $265,000; (ii) supplemental payments of $1,500 per week for each week that Mr. Harryman performs the role of Interim Chief Financial Officer; (iii) a guaranteed bonus payment in the amount of 70% of his supplemental wages for serving as Interim Chief Financial Officer described in (ii) above; and (iv) a grant under the Company’s Second Amended and Restated 2007 Performance Incentive Plan of time-vested restricted stock units having a grant date value of $100,000 that will cliff vest on the third anniversary of the date of grant.

ITEM 7.01                                  Regulation FD Disclosure

On June 14, 2016, the Company issued a press release announcing the departure of Mr. Brown and the appointment of Mr. Harryman as Interim Chief Financial Officer.  A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01                                  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release of Red Robin Gourmet Burgers, Inc. dated June 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2016

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Name:	Michael L. Kaplan
Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Red Robin Gourmet Burgers, Inc. dated June 14, 2016.